Exhibit 10.1



          AT&T CORP.                              AT&T WIRELESS SERVICES, INC.
    295 North Maple Avenue                        7277 164th Avenue, Northeast
Basking Ridge, New Jersey 07920                     Redmond, Washington 98501








                                November 30, 2000



NTT DoCoMo, Inc.
Sanno Park Tower--41st Floor
11-1, Nagata-cho 2-chome
Chiyoda-ku,
Tokyo 100-6150

         Attention: Dr. Tachikawa


Ladies and Gentlemen:

                  Reference is hereby made to the term sheet attached  hereto as
Exhibit 1 (together with the attachments thereto, the "Term Sheet") regarding certain agreements among AT&T Corp., a New York corporation ("AT&T"), AT&T
Wireless Services, Inc., a Delaware corporation ("AT&T-W"), and NTT DoCoMo, Inc., a corporation organized under the laws of Japan ("DoCoMo"), and together with AT&T and AT&T-W, the "Parties"), including a proposed investment by DoCoMo in AT&T's Wireless Group and a proposed strategic alliance between DoCoMo and AT&T's Wireless Group. In the event the Spin-off (as defined in the Term Sheet) is to be effected by spinning off an entity other than AT&T-W, the corporation that is the subject of the Spin-off (and that is or is to be the issuer of publicly traded common stock representing the former AT&T Wireless Group) shall execute this Letter Agreement (which includes the Term Sheet) and, upon doing so, shall be substituted for AT&T-W and thereafter be deemed to be a Party hereto.

        1. Defined Terms. (a) The term "AT&T-W" shall refer to AT&T-W or to the corporation (if not AT&T-W) that is the subject of the Spin-off (and that is or is to be the issuer of publicly traded common stock representing the former AT&T Wireless Group).

        (b) The term "Alliance" shall mean the mobile multimedia alliance contemplated by the Term Sheet.

        (c) The term "Investment" shall mean the purchase by DoCoMo (or one or more of its designated wholly owned subsidiaries) of New AT&T-W Tracking Stock and the Warrants as contemplated by the Term Sheet.

        (d) In this Letter Agreement, the Term Sheet and the attachments and annexes thereto and the documents delivered by the parties in connection herewith: (i) references to "ABBA" shall be understood to be references to AT&T,
(ii) references to "ABBA-W" shall be understood to be references to AT&T-W,  and
(iii) references to "Dylan" shall be understood to be references to DoCoMo.

        (e) Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Term Sheet.

        2. Binding Nature; Definitive Agreements. (a) The Term Sheet sets forth the terms of the transactions contemplated hereby and thereby, including the Investment and the Alliance. The Parties intend that the Term Sheet will be superseded by definitive agreements, filings under state law and other legal instruments, which will contain provisions incorporating the terms set forth in the Term Sheet, together with provisions customary in the case of transactions of the type described herein and therein, and such other provisions as are reasonable and appropriate in the context of the transactions contemplated hereby and thereby and to give effect thereto. The foregoing notwithstanding, the Parties expressly acknowledge and agree that this Letter Agreement (including the Term Sheet) constitutes a binding agreement among them, subject to the terms and conditions set forth in this Letter Agreement (including the Term Sheet), until definitive documentation is executed and delivered (except that the effectiveness and enforceability of the provisions of the Term Sheet are subject to certain conditions set forth in paragraph 4 below).

        (b) The   Parties   intend   to   execute   such   definitive
documentation by December 15, 2000. If definitive documentation is not executed and delivered with respect to any matter contained in the Term Sheet by December 22, 2000, then, at the request of any Party, the proposed definitive documentation embodying the parties' differing views will immediately be submitted to mediation before the first person listed under "Mediators" on
Exhibit 2 attached hereto (or if he is unable or unwilling to serve in such capacity, then before the second person listed under "Mediators" on Exhibit 2) in an effort to resolve any remaining differences among the Parties with respect to such definitive documentation. Such mediation shall include at least two meetings between the mediator and the Parties spanning a time period of at least three weeks.

        (c) In the event such differences are not resolved through such mediation by January 12, 2001, DoCoMo and AT&T will each submit on such date its proposed forms of each disputed provision of the definitive documentation to a single arbitrator, who shall be the first person listed under "Arbitrators" on
Exhibit 2 (or if he is unable or unwilling to serve in such capacity, then the second person listed under "Arbitrators" on Exhibit 2) for binding arbitration. Notwithstanding the foregoing, if any differences relating to the certificate of designations for the New AT&T-W Tracking Stock are not resolved through mediation by January 5, 2001, DoCoMo and AT&T will each submit on such date its proposed forms of each disputed provision of such certificate of designations to the arbitrator as set forth in the preceding sentence for binding arbi-tration. Not later than January 19, 2001, in the case of the certificate of designations, or January 31, 2001, in the case of any other definitive documentation, the arbitrator, after hearing the Parties, will resolve each disputed provision by selecting one of the two versions of each such provision submitted. When each disputed provision is resolved in this manner, the provisions selected by the arbitrator shall be inserted into the applicable documents and such documents will become the definitive documentation with respect to the matters set forth in the Term Sheet. The arbitrator shall make his or her determination according to his or her best business judgment, and principles of fairness and consistency with the Term Sheet. The arbitrator's decision may be set forth in a declaratory award and judgment may be entered thereon in any court identified in paragraph 6(g). Other than as set forth in this paragraph, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association or any successor thereof, and shall take place at an appointed time and place in New York, New York.

        3. Efforts. Each Party hereto agrees to act in good faith and to use all reasonable efforts to consummate the transactions contemplated by this Letter Agreement (including the Term Sheet), and to complete in a timely manner the related definitive agreements, instruments and filings in a manner that best gives effect to the terms set forth in the Term Sheet.

        4. Effectiveness; Conditions. (a) The closing of the Investment and initiation of the Alliance shall be conditioned upon (1) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the absence of any statute, rule, regulation, executive order, decree or injunction (each, an "Order") having been enacted, entered, promulgated or enforced by any governmental entity or judicial or regulatory authority (each, a "Governmental Authority") of the United States, Japan, Canada or Mexico that has the effect of making the Investment illegal or otherwise prohibiting the consummation of the Investment, or that prohibits AT&T-W or DoCoMo from entering into the Alliance materially as contemplated by the Term Sheet; (3) receipt or expiration of any other material approval or waiting period required by a Governmental Authority, if any, (4) receipt by DoCoMo of an opinion of counsel to AT&T (subject to customary qualifications) as to (i) the due authorization and validity of the New AT&T-W Tracking Stock, the Current AT&T-W Tracking Stock issuable upon conversion thereof, the AT&T-W Common Stock issuable in exchange therefor in the Spin-off, the Warrants and the New AT&T-W Tracking Stock or AT&T-W Common Stock issuable upon exercise thereof, and (ii) the absence of conflict of the transaction with the AT&T articles of incorporation , (5) the filing of a certificate of designations relating to the New AT&T-W Tracking Stock with the Secretary of State of the State of New York, (6) the truth and accuracy of AT&T and AT&T-W's representations and warranties (which condition may be waived by DoCoMo) and of DoCoMo's representations and warranties (which condition may be waived by AT&T and AT&T-W) contained in Annex D to the Term Sheet and in this Letter Agreement (in all material respects in the case of any such representation or warranty that is not qualified by materiality) as of the Closing Date (as defined below) as if made on and as of the Closing Date (except that representations and warranties that by their terms speak only as of some other date need be true and accurate as of such other date), (7) compliance in all material respects by AT&T and AT&T-W with their pre-closing obligations (which condition may be waived by DoCoMo) and compliance in all material respects by DoCoMo with its pre-closing obligations (which condition may be waived by AT&T and AT&T-W); and (8) delivery to DoCoMo (which condition may be waived by DoCoMo) and to AT&T and AT&T-W (which condition may be waived by AT&T and AT&T-W) of officer's certificates of AT&T and AT&T-W or of DoCoMo, as the case may be, certifying as to the matters set forth in clauses (6) and (7) above on behalf of the applicable Party.

        (b) Unless otherwise agreed by the Parties, the purchase of New AT&T-W Tracking Stock constituting the Investment shall occur on the later to occur of
(1) January 22, 2001 and (2) as promptly as practicable (but in no event more than four business days) following the first date on which all of the conditions have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing, which must be satisfied or waived at the closing); provided that, in the event AT&T-W or its affiliates acquire spectrum in the spectrum auction scheduled to commence in December 2000 and AT&T-W or such affiliates are required to fund the purchase of such spectrum prior to January 22, 2001, the purchase by DoCoMo of up to $1 billion of New AT&T-W Tracking Stock shall occur no later than the day prior to the date such funding is required (but in any event no earlier than January 15, 2001), subject to the satisfaction of the conditions set forth in paragraph 4(a) and the provision of notice by AT&T-W to DoCoMo of the potential need for such funding at least five business days prior to such earlier closing. For the avoidance of doubt, such closing(s) shall occur as set forth above even if the definitive documentation has not been completed or the arbitration with respect thereto has not been resolved, provided that any arbitration with respect to the definitive documentation shall continue in order to arrive at the final definitive documentation as rapidly as possible thereafter. The date of consummation of the Investment is referred to as the "Closing Date."

        5. Termination. (a) This Letter Agreement may be terminated at any time by mutual written agreement of all of the Parties hereto.

        (b) If any of the conditions  set forth in clauses  (4)(a)(1), (2) or
(3) becomes permanently incapable of being satisfied by virtue of any order, decree or ruling or other action taken by any Governmental Authority that is final and nonappealable, then any Party hereto (other than any Party (treating AT&T and AT&T-W as a single party) whose failure to comply with its obligations hereunder shall have caused such failure to occur or who has failed to use its reasonable best efforts to cause any such order, decree or ruling to be lifted) may terminate this Letter Agreement by sending written notice to each of the other Parties.

        (c) If the Investment is not consummated on or before March 31, 2001 (the "Outside Date"), then any Party hereto (other than any Party (treating AT&T and AT&T-W as a single party) whose failure to comply with its obligations hereunder shall have caused such failure to occur or who has failed to use its reasonable best efforts to consummate the Investment) may terminate this Letter Agreement by sending written notice to each of the other Parties. The Outside Date shall be extended to August 15, 2001 in the event that the failure to consummate the investment is due to the failure of any condition set forth in
Section 4(a)(1), (2) or (3) to be satisfied by March 31, 2001.

        (d) Upon any termination in accordance with this Section 5, this Letter Agreement (including the Term Sheet) shall be null and void and of no further force or effect, but such termination shall not relieve any Party from liability for any breach of this Letter Agreement.

        6.  Miscellaneous.

        (a) Representations and Warranties. Each Party severally represents to each of the other Parties that (A) this Letter Agreement (including the Term Sheet) has been duly authorized, executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party and enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity, and (B) such Party has the necessary corporate or other power and authority to enter into this Letter Agreement (including the Term Sheet) and, subject to the satisfaction of the conditions set forth in
Section 4 hereof, to consummate the Investment and the Alliance and otherwise to carry out its obligations hereunder and thereunder. In addition, the representations and warranties of each Party contained in Annex D to the Term Sheet shall be effective as of the date hereof as if set forth in full herein.

        (b) Expenses. Except as otherwise provided herein or in the Term Sheet, all costs and expenses incurred in connection with this Letter Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

        (c) Entire Agreement; No Third-Party Beneficiaries. This Letter Agreement (including the Term Sheet), and the letter agreement of even date herewith, by and among AT&T, AT&T-W and DoCoMo, constitute the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Letter Agreement (including the Term Sheet) shall be only for the benefit of the Parties and is not intended for the benefit of any other party (except to one or more wholly owned subsidiaries of DoCoMo to which DoCoMo may assign its right to purchase hereunder).

        (d) Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other Parties, except that DoCoMo may assign its right to purchase hereunder to one or more wholly owned subsidiaries of DoCoMo (so long as they remain wholly owned subsidiaries of DoCoMo), provided that such subsidiary or subsidiaries shall be bound by all the provisions of this Letter Agreement (including the Term Sheet) and that DoCoMo shall not be released from its obligations hereunder by virtue of such assignment. Subject to the preceding sentence, this Letter Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

        (e) Amendment; Waiver. (i) This Letter Agreement and/or the Term Sheet may be amended at any time pursuant to a writing executed by each Party hereto.

               (ii) Any Party hereto may (A) extend the time for the performance of any of the obligations or other acts of the others or (B) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

        (f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, without giving effect to the conflicts of laws principles thereof.

        (g) Submission to Jurisdiction; Waivers. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Letter Agreement (including the Term Sheet) or for recognition and enforcement of any judgment in respect hereof, other than with respect to any dispute subject to mediation and arbitration under paragraph 2 (but including for enforcement of the arbitration provisions contained in paragraph 2 or any award resulting therefrom), brought by any other Party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the Southern District of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, only in the courts of the State of New York. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Letter Agreement (including the Term Sheet), (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with paragraph (k) of this Section 6, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Letter Agreement (including the Term Sheet), or the subject mater hereof, may not be enforced in or by such courts.

        (h) Waiver of Immunity. DoCoMo agrees that, to the extent that it or any of its subsidiaries or any of its property or the property of its subsidiaries is or becomes entitled to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of a government from any legal action, suit or proceeding or from set-off or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution pursuant to a judgment or an arbitral award or from any other legal process in any jurisdiction, it, for itself and its property, and for each of its subsidiaries and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to matters arising with respect to this Letter Agreement (including the Term Sheet) or the subject matter hereof (including any obligation for the payment of money). DoCoMo agrees that the foregoing waiver is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against DoCoMo with respect to this Letter Agreement (including the Term Sheet) or the subject matter hereof (including any obligation for the payment of money).

        (i) Counterparts. This Letter Agreement may be executed in counter-parts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

        (j) Effectiveness. This Letter Agreement shall not be effective as to or binding upon any Party until executed and delivered by all of the Parties.

        (k) Notices. Except as otherwise provided in this Letter Agreement or the Term Sheet, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, when received by facsimile transmission if promptly confirmed by telephone, or three days after being deposited in the U.S. mail (registered or certified mail, postage prepaid, return receipt requested), as follows:

         If to DoCoMo:

                  Sanno Park Tower--41st Floor
                  11-1, Nagata-cho 2-chome
                  Chiyoda-ku,
                  Tokyo 100-6150
                  Attention: Global Business Department,
                             Kiyoyuki Tsujimura,
                             Managing Director
                  Fax: 81-3-5156-0204

                  with a copy to:
                  Sullivan & Cromwell
                  1888 Century Park East
                  Los Angeles, CA  90067
                  Attention:  Alison S. Ressler
                  Fax:  (310) 712-8800


         If to AT&T:

                  AT&T Corp.
                  295 North Maple Avenue
                  Basking Ridge, New Jersey 07920
                  Attention:  Marilyn J. Wasser
                              Secretary and Vice President - Law
                  Fax: (908) 221-6618
                  with a copy to:
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:  Steven A. Rosenblum
                              David M. Silk
                  Fax:  (212) 403-2000


         If to AT&T-W:

                  AT&T Wireless Services, Inc.
                  7277 164th Avenue, Northeast
                  Redmond, Washington 98501
                  Attention:  Greg Landis
                              General Counsel
                  Fax: (425) 580-8050

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:  Steven A. Rosenblum
                              David M. Silk
                  Fax:  (212) 403-2000


or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.


                           [Remainder of Page Intentionally Left Blank]

                  If the foregoing is in accordance with your understanding please indicate your agreement by signing below.

                          Very truly yours,

                          AT&T CORP.



                          By:        /s/ C. Michael Armstrong
                            --------------------------------------------------
                                   Name: C. Michael Armstrong
                                   Title:  Chairman and Chief Executive Officer



                          AT&T WIRELESS SERVICES, INC.



                          By:        /s/ John D. Zeglis
                            --------------------------------------------------
                                   Name: John D. Zeglis
                                   Title:  Chief Executive Officer




Accepted and Agreed as of the date first above written:

NTT DOCOMO, INC.



By:         /s/ Keiji Tachikawa
   -----------------------------------------
     Name: Keiji Tachikawa
     Title:   President and Chief Executive Officer